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                                                                     EXHIBIT 4.1



INCORPORATED UNDER THE LAWS                                   COMMON STOCK
 OF THE STATE OF DELAWARE                              PAR VALUE $0.01 PER SHARE


THIS CERTIFICATE IS TRANSFERABLE IN                    CUSIP 94106L 10 9
   CHICAGO, IL OR NEW YORK, NY               SEE REVERSE FOR CERTAIN DEFINITIONS



                        [WASTE MANAGEMENT LOGO W/GLOBE]

                             WASTE MANAGEMENT,INC.



THIS CERTIFIES THAT


IS THE OWNER OF

          FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

                             CERTIFICATE OF STOCK


Waste Management, Inc. ("Corporation") transferable on the books of the Corporation, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation of the Corporation and of the amendments thereto, to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                                Dated:

/s/ John E. Drury                               COUNTERSIGNED AND REGISTERED
    CHIEF EXECUTIVE OFFICER                     HARRIS TRUST AND SAVINGS BANK

                                                               TRANSFER AGENT
                                                                AND REGISTRAR
/S/ GREGORY T. SANGALIS                         BY
    SECRETARY                                   /S/  STEVE ROTHBLOOM
                                                         AUTHORIZED SIGNATURE


                            [WASTE MANAGEMENT (WM) LOGO]



  NUMBER
WM



American Bank Note Company



SHARES

[Waste Management SEAL]